Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(9,419,480)
Unrealized Gain (Loss) on Market Value of Futures	3,251,010
Dividend Income	12,913
Interest Income	36,215
Total Income (Loss)	$(6,119,342)

Expenses
General Partner Management Fees	$64,722
Professional Fees	60,973
Brokerage Commissions	9,820
Non-interested Directors' Fees and Expenses	666
Prepaid Insurance Expense	379
Total Expenses	136,560
Expense Waiver	(58,894)
Net Expenses	$77,666
Net Income (Loss)	$(6,197,008)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/17	$109,138,461
Net Income (Loss)	(6,197,008)

Net Asset Value End of Month	$102,941,453
Net Asset Value Per Share (7,100,000 Shares)	$14.50

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612